Exhibit 10


                       LICENSE AND DISTRIBUTION AGREEMENT


This License and Distribution Agreement (the "Agreement") is made as of July 20, 2004 (the "Agreement Date") by and between iBIZ Technology Corp., a Florida corporation with corporate headquarters in Phoenix ("iBIZ"), and Virtual Devices, Inc., a Pennsylvania corporation ("VDI"), (together, the "Parties").

                                    RECITALS

iBIZ is, among other things, engaged in the business of producing, marketing and distributing personal digital assistant ("PDA") accessories, and other items ancillary to the retail office products industry; and VDI is the owner of products, designs and patents relating to accessories for PDAs, and other touch point applications or mobile devices; and VDI wishes to grant, and iBIZ wishes to receive, the right to market, sell and distribute such products on the terms set forth below.

                                   AGREEMENTS

The Parties agree as follows:

1) Definitions. The following highlighted terms shall be defined as set forth below:

      a) "Channel(s)" shall mean the following: (i) all retail channels, including (A) mass market accounts, (B) office supply "superstores,"
         (C) computer "superstores," (D) independent dealers, including office supply and computer store independent dealers, (E) campus bookstores, and (F) consumer electronics superstores; (ii) all commercial Persons including (A) distributors to the retail channels, (B) office products wholesalers, (C) contract stationers, (D) mail order businesses, and
         (E) similar commercial Persons.

      b) "Improvements" as to any item shall mean any modification or new models or designs of the item, provided that modification (i) is covered by one or more claims of Parents or (ii) is the substantial equivalent of the item shown in the drawings of and described in a VDI design or Patent.

      c) "Person" shall mean any individual or any partnership, corporation, limited liability company, or other entity, including an unincorporated body in any country.

      d) "Patents" shall mean U.S. patent No. 6,281,878, U.S. and International patent applications and patents that may issue from U.S, or International patent applications, in each case relating to the Products, together with any and all corresponding patents or design trademarks, industrial design registrations, utility models, and other corresponding intellectual properly protection, issued anywhere in the world, and all extensions, continuations, continuations-in-part, divisions and reissues issued thereof, in each case which are now or


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         hereafter  owned by or controlled by (with the right to license others)
         VDI.

      e) "Products" shall mean the Stand Alone Accessory Virtual Keyboard Device, as shown in Exhibit A, for personal digital assistants, mobile devices and other touch point applications covered by one or more of the claims of any Patent or VDI design, all Improvements or new models thereof which iBIZ desires to sell, and any other products which the Parties may from time to time mutually agree in writing to include as Products.

      f) "Term:" "Initial Term" and "Renewed Term" shall have the meaning set forth in Section 8a of this Agreement.

      g) "VDI Marks" shall mean the marks as described in Exhibit B and other product and pattern names in application with the U.S. Patent and Trademark Office.

2)    Distributor Appointment and Licenses to iBIZ.

      a) Subject to the terms of this Agreement, VDI hereby appoints iBIZ as an exclusive distributor of Products to the Channel and, except for the rights granted in VDI Reserved Channels, grants to iBiZ an exclusive worldwide license to use the Patents, Products and VDI designs to offer for sale or sell the Products to the Channels. VDI further grants to IBIZ a non-exclusive license, including the right to sublicense, to use the Patents, Products and VDI designs to offer for sale or sell the Products to, such VDI Reserved Channels as VDI from time to time approves in writing ("Authorized VDI Channels").

      b) Subject to the terms of this  Agreement  and the  approval  required in
         Section 2c below, VDI hereby grants to iBIZ a worldwide license to use the VDI Marks in connection with the offer for sale or sale of the Products to the Channel pursuant to this Agreement. iBIZ must, and hereby agrees to, place the VDI Marks and the appropriate Patent terms on marketing materials and packaging for all Products sold to and by any Channel customer, indicating that any VDI Mark is a trademark of VDI, as noted in Exhibit B. iBIZ hereby recognizes the ownership of the VDI Marks by VDI, and associated goodwill, and shall not at any time do, allow or cause to be done any act which may impair the VDI Marks or the rights of VDI in the VDI Marks. iBIZ hereby disclaims any right, title or interest in or to the VDI Marks, except the right to use the VDI Marks as provided herein. In the event that iBIZ registers the VDI Marks, as a trademark, domain name, or other proprietary designation, iBIZ hereby agrees to assign all right, title, and interest in and to the trademark, domain name, or other proprietary designation to VDI.

      c) All packaging and promotional material on which any VDI Mark appears (the "Materials") must be approved by VDI. VDI shall have the right to approve or disapprove any or all Materials and VDI approval shall not be unreasonably withheld. Any Materials submitted to VDI shall be deemed approved unless VDI notifies iBIZ to the contrary within ten
         (10) days after  receipt of such  Materials.  iBIZ shall not (and shall


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         not allow any  Customer) to  distribute,  sell or advertise any copy of the Products unless and until the Materials for such copies of the Product thereto has been approved or deemed approved by VDI. iBIZ shall supply VDI with such reasonable number of Materials as are requested by VDI (which request shall be no more frequent than quarterly) to confirm the conformity with approved Materials. Non-conformity of the materials
         with  the  approved   Materials  shall  be  determined  at  VDI's  sole
         reasonable determination. Any such determination not cured to VDI's reasonable satisfaction within thirty (30) days of written notice to iBlZ of such non-conformity shall be grounds for termination of all rights granted to iBIZ under this Agreement. VDI may, at VDI's sole discretion, extend the cure period for compliance with the standards required hereunder. Until VDI validly accepts such cure, said extension or extensions shall in no way be construed as a waiver of VDI right to terminate rights granted under this Agreement.

3) License Payment. The price for this License Agreement is $800,000 USD, to be paid as follows:

      a) $300,000 upon execution of this Agreement (less $100,000 note).

      b) $250,000 within 2 months subsequent to (a) and provided performance milestones have been met by VDI.

      c) $250,000 within 2 months subsequent to )b) and provided performance milestones have been met by VDI.

      iBIZ  further   agrees  to  fund  and/or   supply   in-kind   services  of
      approximately $200,000 in addition to the License Payment.

4) Royalties. iBIZ agrees to pay VDI Royalties according to the following schedule:

      a) No Royalties for the first 25,000 pieces.

      b) Thereafter, a Royalty of $5 per piece, sold as permitted hereunder by iBIZ, or the difference between $20 and the cost of the Bill of Materials for the device, whichever is greater.

5)    Performance Criteria.

      a) The licenses and rights granted under this Agreement, for the duration of the Initial Term, are subject to the Performance Standards set forth in Exhibit C. The parties hereby agree that each Renewed Term may be subject to revised Performance Standards upon the written agreement of both parties. Revisions of the Performance Standards shall he agreed to at least ninety (90) days prior to the expiration of the then-current term. In the absence of revisions to the Performance Standards, subject to the Termination provisions herein, a Renewed Term shall be deemed to be subject to the Performance Standards of the immediately preceding term.

      b) Reports on the sales of Products to the Channels by iBIZ for each month during the Initial Term and each Renewal Term shall be submitted to VDI on or before the fifteenth day after the end of that month. The report


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         shall be broken down by customer (listing number of stores carrying the
         Products and the total number of stores in each chain), Product units sold and the sales price with notations for any unusual activity and projections for the coming month, if available.

      c) iBIZ shall keep books and records, in Phoenix, Arizona, regarding the sales of Products sufficiently accurate to enable the reports hereunder to VDI to be verified, and iBIZ gives VDI the right, upon reasonable notice, at its own expanse, to examine said books and records, only insofar as they concern the sales of Products and not more often than once in any calendar year, for the purpose of verifying the reports provided for in this Agreement. Any such examination by VDI shall be conducted in such a manner as to not unduly interfere with the business of iBIZ. VDI and its representative shall not disclose to any other person, firm or corporation any information acquired as a result of any such examination; provided, however, that nothing herein contained shall be construed to prevent VDI and/or its duly authorized representative from filing legal documents with, or testifying in any court of competent jurisdiction with respect to the information in any action instituted to enforce its rights under this Agreement.

6) VDI's Representations and Warranties. VDI represents and warrants to iBIZ that:

      a) VDI has the legal power to enter into this Agreement. To VDI's knowledge, the making of this Agreement by VDI does not materially violate any agreement or organizational document to which it is a party or by which it or its property is bound, and VDI shall not enter into any agreement which is inconsistent with the rights granted to iBIZ hereunder. VDI has taken all legally required action so that this Agreement has been duly authorized by all necessary action and is binding on VDI.

      b) Except for rights previously granted, VDI is the sole and exclusive owner or licensee of the VDI Marks and all Patents licensed under this Agreement. VDI has, and will have throughout the term of this Agreement the right to license the VDI Marks as provided in this Agreement and has, and will have throughout the term of this Agreement the right to license under the Patents in accordance with the terms and conditions of this Agreement.

      c) Each  VDI  Mark  and  Patent  is  valid  in  the  United   States  with
         applications for some pending internationally.

      d) The importation, sale or offer for the sale of Products, or sublicense of such rights, in accordance with this Agreement will not violate or infringe the patent, copyright, trademark, trade secret or other proprietary rights of any third party. VDI has no knowledge that the VDI Marks or any VDI Patent are being infringed upon by others

7) iBIZ's Representations and Warranties iBIZ represents and warrants to VDI that:

      a) iBIZ has the legal power to enter into this Agreement. The making of this Agreement by iBIZ does not violate any agreement or organizational document to which it is a party or by which it or its property is bound. iBIZ shall not enter into any agreement, which is inconsistent with the rights granted to iBIZ hereunder.

      b) iBIZ has taken all legally required action so that this Agreement has been duly authorized by all necessary action and is binding on iBIZ.

8)    Termination

      a) Subject to the rights to terminate contained in this Agreement, the initial term of this Agreement (the "Initial Term") shall continue in force for a period of three (3) years from the Agreement Date, and shall be automatically renewed on a yearly basis thereafter (the "Renewed Term" or "Renewed Terms"), unless otherwise terminated in writing by either Party at least ninety (90) days prior to the expiration of the then current Term. Upon termination of this Agreement and subject to Section 8c, the Patent rights and VDI Marks rights licensed to iBIZ hereunder shall automatically revert to VDI, and iBIZ shall promptly desist from the use of such rights to the extent such use would constitute an infringement of VDI intellectual property rights. Either party may terminate this Agreement ay any time i) if the other Party is in breach of any material term of this Agreement, which breach remains unremedied thirty (30) calendar days after receipt of notice specifically identifying the breach; or ii) immediately upon written notice by one Party to the other Party in the event that (A) a trustee, receiver or administrative receiver should be appointed for the other Party or substantially all its property, (B) the other Party should become insolvent or unable to pay its debts as they mature or ceases to pay its debts as they mature in the ordinary course of business, or makes an assignment for the benefit of creditors, or (C) any proceedings should be commenced by the other Party under any bankruptcy, insolvency, or debtor's relief laws, or (D) the other Party is liquidated or dissolved.

      b) VDI shall have the right to terminate this Agreement if at anytime during this Agreement iBIZ markets or sells any product not made by VDI that is the substantial equivalent of any item or incorporates a distinctive feature of an item shown to iBIZ in VDI drawings, designs, models, patents or samples.

      c) Upon termination of this Agreement, iBIZ shall no longer have exclusive rights in the Channels but shall have the right to continue to be supplied until iBIZ's customers have delisted or discontinued the Products; provided, however, in any event all such rights to be supplied shall terminate six (6) months after the effective date of termination.

9) Ownership of Intellectual Property. Each of the Parties shall retain all of their respective intellectual property rights, including copyright, trade secret, patent and trademarks, in or relating to their respective products and materials furnished under this Agreement, It is understood that Products do not include any product which iBIZ develops or acquires rights to if the product (a) does not infringe one or more claims of Patents or (b) is not the substantial equivalent of any item or portion of an item shown in models or design drawings provided by VDI or described in any such Patent.

10) Confidentiality. Pursuant to the terms and conditions of this Agreement, iBIZ and VDI may provide each other with customer or prospective customer lists, financial information, concepts, ideas, strategies, research, trade secrets and other such proprietary information and property, including, without limitation, information regarding operations, pricing policies, marketing techniques and plans, market structure and confidential patent and trademark information, etc. (collectively, the "Confidential Information"). Any and all Confidential Information disclosed to one party by the other shall be kept confidential by the recipient, and except as is contemplated by the Agreement, the recipient party shall not use such Confidential Information for its own independent economic advantage other than pursuant to this Agreement, or disclose or offer to disclose such Confidential Information to any third party. Confidential Information shall not include information which:

      a) the recipient can demonstrate by written records was known to the recipient prior to disclosure hereunder otherwise than as a result of a previous confidential disclosure by the disclosing party;

      b) is in the public domain or comes into the public domain through no fault of the recipient; or

      c) can be demonstrated by written records to have been disclosed to the recipient by a third party under no obligation of confidentiality to the other party with respect thereto.

11)   Indemnity.

      a) Each Party ("Indemnifying Party") shall indemnify, defend and hold harmless the other Party and its agents, officers, directors, managers, members, employees, successors and assigns, and each of them ("Indemnified Parties"), from and against any and all claims, suits, actions and proceedings, and from and against any and all liabilities, judgments, losses, damages, costs, charges, and expenses of whatever nature or character (including reasonable attorneys' fees and expenses) incurred by the Indemnified Parties resulting from, arising out of or in connection with (i) any breach of this Agreement (including any breach of a representation or warranty) by the Indemnifying Party or
         (ii) any negligent act or omission or willful misconduct by the Indemnifying Party in connection with the performance of this Agreement, ("lndemnifiable Damages"). If an Indemnified Party becomes aware of a potential claim under this Section 11, that Party shall promptly notify the Indemnifying Party, which shall then have the right to take control of the litigation or claim, including hiring legal counsel to handle the litigation or claim.

      b) VDI shall  indemnify,  defend and hold  harmless  iBIZ and its  agents, officers, directors, managers, members, employees, successors and assigns, and each of them (collectively, the "iBIZ Indemnified Parties"), from and against any and all claims, suits, actions and proceedings, and from and against any and all liabilities, judgments, losses, damages, costs, charges, and expenses of whatever nature or character (including reasonable attorneys' fees and expenses) incurred by the iBIZ Indemnified tied Parties resulting from, arising out of or in connection with any claim relating to the validity of the Patent or any claim that the Patent infringes upon the intellectual property or other rights or any third party.

      c) iBIZ shall indemnify and hold harmless VDI, its agents, officers, directors, managers, members, employees, successors and assigns, and each of them (each, "VDI Indemnified Parties"), from and against any and all claims, suits, actions and proceedings, and from and against any and all liabilities, judgments, losses, damages, costs, charges, and expenses of whatever nature or character (including reasonable attorneys' fees and expenses) incurred by the Indemnified Parties resulting from, arising out of or in connection with any third party claim that a patent, trademark, copyright, or other intellectual property of such Person has been infringed or otherwise violated solely as a result of a modification or enhancement to a Product which was made by or at the direction of iBIZ or any Channel customer.

      d) Notwithstanding any other provision of this Section 11, (i) an Indemnified Party shall be entitled to indemnification hereunder only when the aggregate of a11 Indemnifiable Damages to such Indemnified Party exceeds $1,000 (the "Deductible Amount") and then such Indemnified Party shall be entitled to indemnification for its Indemnifiable Damages in excess of the Deductible Amount and (ii) no individual Indemnifying Party shall be liable under this Section 11 for any amount in excess of $1,000,000, The limitations of this paragraph
         (i), however, shall not apply to Indemnifiable Damages arising out of common law fraud.

12) Governing Law and Disputes. This Agreement shall be governed and construed according to the internal laws of the Commonwealth of Pennsylvania, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania. If after the Agreement Date any dispute arises under Section 11 with respect to a claim for Indemnifiable Damages ("Dispute"), the Parties shall attempt to settle the Dispute first by negotiations between the Parties. Any Party may give the other Party written notice of a Dispute ("Dispute Notice") and, as soon as reasonably practicable after delivery of the Dispute Notice, the Parties shall attempt to resolve the Dispute by negotiations. Only if the Parties have not resolved the Dispute within thirty (30) days after delivery of the Dispute Notice may either Party seek to pursue judicial relief.

13) Notices. All notices, consents, requests, instructions, approvals, and other communications provided for herein shall only be validly given, made, or served if in writing and (a) sent by certified mail, return receipt requested, postage prepaid, (b) sent by overnight courier delivery service, receipt acknowledged, fees prepaid, or (c) transmitted by facsimile transmission to the telephone numbers set forth below and confirmed by either method (a) or (h) above, and addressed to:

                  If to VDI:             2661 Clearview Road
                                         Allison Park, PA 15101
                                         Unites States
                                         Tel: 412-492-8500
                                         Fax: 412-492-0202
                                         Att: Steve Montellese

                  If to iBIZ:            2238 West Lone Cactus Drive, Suite 200
                                         Phoenix, AZ 85027
                                         Tel: 623-492-9200
                                         Fax: 623-492-9921
                                         Attention: Ken Schilling


or such other address, facsimile telephone number, or person as shall be designed in writing by like notice given by any party hereto to all other Parties. All such notices, consents, requests, instructions, approvals, and other communications provided for herein shall be deemed to have been validly given, made, or served when deposited in the U. S. Mail or with the overnight courier delivery service or upon completion of facsimile transmission thereof.

14) Attorney's Fees. Each of the Parties shall be responsible for the payment of his or its own attorney's fees and costs incurred in connection with the negotiation and drafting of this Agreement.

15) Severability. It is the desire, intent, and agreement of the Parties that this Agreement be enforced to the fullest extent permissible under the law and public policy applied by any jurisdiction in which enforcement is sought. Accordingly, to the extent that any portion of this Agreement shall be invalid and unenforceable under applicable law, such portion shall be deemed amended to delete or to reform the portion, which is otherwise invalid or unenforceable. Such deletion or reformation shall apply only with respect to the operation of such portion in the particular jurisdiction in which such portion is otherwise invalid or unenforceable. The deemed amendment of any such portion shall not invalidate the remainder of such portion of this Agreement or the remaining provisions of this Agreement.

16) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective heirs, legal representatives, successors and assigns. Subject to Section 8b, iBIZ may not assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the VDI.

17) Prior Agreements. Except as otherwise expressly stated herein, this Agreement supersedes and terminates all prior agreements, whether written or oral, to which the Parties or any of them are also parties concerning its subject matter, and as of the execution of this Agreement, none of such other agreements shall any longer have any force or effect.

18) Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter of this Agreement, and the terns of this Agreement are contractual and not a mere recital.

19) Counterparts. This Agreement may be executed in one or more counterparts, and each executed counterpart shall be considered an original of this Agreement.

20) Facsimile Signatures. In the event this Agreement as signed by a Party is delivered to another Party via facsimile, the transmitting Party intends to be contractually bound by the facsimile signature(s) hereon.

21) Modification. This Agreement may not be amended, modified, or supplemented except by a written instrument signed by each of the Parties or their respective authorized officers or representatives.

22) Headings. The section and subsection headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

23) Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the Parties and their respective successors and assigns.

24) Exhibits. The Exhibits hereto are incorporated herein by reference and constitute a part of this Agreement.

25) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requests otherwise. The word "including" shall mean including without limitation. The words "hereby", "herein", "hereof', "hereto", "hereunder", "hereinafter", and words of similar import refer to this Agreement as a whole and not to any particular section or subsection of this Agreement. The word "hereafter" shall mean after, and the word "heretofore" shall mean before, the Agreement Date.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Agreement Date.



                                        iBIZ, Corp.


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------


                                        VDI, Inc.


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                                    EXHIBIT A

      Licensed Product Design Example (actual configuration may vary):





                                [GRAPHIC OMITTED]

                                    EXHIBIT B

      Trademarks and Patent Lines as they should appear on packaging and marketing materials for the Products:



[OBJECT OMITTED]

Virtual Devices, Inc.




      VKey(TM)

                                    EXHIBIT C
                              Performance Standards

  During the two-year period beginning on the date of shipment of the first Product and ending twenty-four (24) months later, iBIZ must meet the following criteria for automatic renewal of this Agreement,

1)    Sale of 1,000,000 units.
2)    Sale of 50,000 units per quarter.



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                                    EXHIBIT D
                              Request for Revision


During the term of this agreement, each party will have the right to issue a request in writing with thrity days notice for revision to the agreement as deemed necessary by the parties.